Exhibit 10.1

SETTLEMENT AND LICENSE AGREEMENT

This Settlement and License Agreement (this “Agreement”) is made by and between Plaintiff OPTi, Inc., a California corporation having its place of business at 3430 W. Bayshore Road, Suite 103, Palo Alto, California 94303 (“OPTi”) and Defendant VIA Technologies, Inc. a California corporation having its place of business at 940 Mission Court, Fremont California 94539, (“VIA”). OPTi and VIA are individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS, the United States Patent and Trademark Office issued United States Patent Nos. 5,944,807 and 6,098,141 to Mark Williams and Sukalpa Biswas on August 31, 1999 and August 1, 2000, respectively;

WHEREAS, Plaintiff is the assignee and owner of all rights, titles, and interest in and to the OPTi Patents;

WHEREAS, on July 3, 2007, OPTi instituted an action presently pending in the United States District Court for the Eastern District of Texas (Civil Action No. 2:07-cv-278-TJW) against VIA and others (“the Action”), in which OPTi alleges that certain VIA products infringe the OPTi Patents;

WHEREAS, Plaintiff and Defendant desire to settle and resolve their differences relative to the Action on the terms and conditions set forth herein;

WHEREAS, in consideration of the mutual agreements and covenants set forth herein, OPTi and VIA have agreed to (i) a Stipulation and Order of Dismissal With Prejudice and (ii) the terms of this Settlement and License Agreement, and have consented to the entry of such Stipulation.

NOW, THEREFORE, in consideration of the foregoing and the undertakings and options granted herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the aforementioned Parties agree as follows:

1.	Definitions. As used in this Agreement, the following terms shall have the following meanings:

a.	“OPTi” means OPTi, Inc. and its agents, servants, officers, directors, employees, attorneys, divisions, successors, Subsidiaries, and assigns.

b.	“VIA” means VIA Technologies, Inc. and its agents, servants, officers, directors, employees, attorneys, divisions, successors, subsidiaries, assigns, and Affiliates, including any direct or indirect parent or subsidiary corporations of VIA Technologies, Inc., a California corporation, including but not limited VIA Technologies, Inc., a Taiwan corporation, and their customers.

c.	“Affiliate” means a business entity in which OPTi or VIA or their direct or indirect parent or subsidiary corporation possesses, directly or indirectly, at least fifty percent (50%) of the outstanding voting equity. Notwithstanding the foregoing, VIA’s Affiliates include S3 Graphics Co., Ltd., VIA Telecom Co., Ltd., and their subsidiaries.

d.	“OPTi Patents” means U.S. Patent Nos. 5,944,807 and 6,098,141, all extensions, renewals, divisionals, continuations, continuations-in-part, reissues, and reexaminations thereof, and all counterpart foreign patents and patent applications.

e.	“Parties” means OPTi and VIA, collectively (each, a “Party”).

f.	“The Action” means Civil Action No. 2:07-cv-278-TJW pending in the United States District Court for the Eastern District of Texas, Marshall Division.

g.	“Court” means the United States District Court for the Eastern District of Texas, Marshall Division.

h.	“Accused VIA Products” means (1) the VIA products accused of infringing the OPTi Patents in OPTi Inc’s P.R. 3-1 Disclosure of Asserted Claims and Infringement Contentions, dated February 19, 2008, including each “VIA product complying with the Intel Low Pin Count (LPC) Specification” (OPTi’s 3-1 Disclosure, p. 7), and (2) any and all products that, in the absence of the license granted in Section 3 below, would infringe any claim of any of the OPTi Patents.

2.	Settlement Conditions.

a.	VIA Payment to OPTi. Within five (5) business days of the Court entering the Order granting dismissal, attached hereto, VIA shall pay to OPTi via wire transfer the initial sum of two hundred thousand U.S. dollars ($200,000). By no later than January 14, 2011, VIA shall pay to OPTi via wire transfer an additional sum of four hundred fifty thousand U.S. dollars ($450,000), for a total of six hundred fifty thousand dollars ($650,000) to be paid by VIA to OPTi.

b.	Dismissal of Claims. Concurrent with the execution of this Agreement, the Parties shall execute a Joint Motion to Dismiss with Prejudice in the form attached as Exhibit A hereto, whereby the Parties shall dismiss with prejudice all claims asserted by OPTi against VIA in the Action and all counterclaims and affirmative defenses asserted by VIA against OPTi in the Action. Counsel for OPTi shall cause such Joint Motion to Dismiss With Prejudice to be filed in the Court within five (5) days after the Settlement Agreement is executed.

c.	Release by OPTi of VIA. Except with respect to any breach of this Agreement, OPTi hereby forever releases and discharges VIA from and against any and all claims, liabilities, demands, obligations, rights, damages, costs, expenses, and causes of action of any nature, kind or character (whether tort, contract or statutory, known or unknown, suspected or unsuspected, fixed or contingent) that relate to (A) the OPTi Patents or (B) claims and counterclaims asserted in the Action as between VIA and OPTi, inclusive of fees and costs associated with the Action.

d.

Release by VIA of OPTi. Except with respect to any breach of this Agreement, VIA hereby forever releases and discharges OPTi from and against any and all claims, liabilities, demands, obligations, rights, damages, costs, expenses, and causes of

SETTLEMENT AND LICENSE AGREEMENT BY AND BETWEEN OPTI, INC. AND VIA TECHNOLOGIES, INC.	2

action of any nature, kind or character (whether tort, contract or statutory, known or unknown, suspected or unsuspected, fixed or contingent) that relate to the claims and counterclaims asserted in the Action as between VIA and OPTi, inclusive of fees and costs associated with the Action.

3.	Patent License. Effective upon the execution of this Agreement, OPTi hereby grants to VIA a nonexclusive, perpetual, worldwide license under the OPTi Patents to import, make, have made, use, sell, and offer to sell any products and services and to have products and services made or performed exclusively on behalf of VIA based on a design developed by or for, or otherwise owned and furnished to the manufacturer, by VIA. The license granted by OPTi to VIA hereunder will extend to any customers acquiring products from VIA including, without limitation, customers who use VIA products in combination with other products. Nothing in this Agreement grants any license to any third party, including VIA customers, for any infringement of the OPTi Patents that does not involve a VIA product.

4.	Limited Right of Assignment. The rights granted to VIA under this Agreement may not be transferred, assigned, or sublicensed, except in connection with the transfer, sale, or purchase of substantially all of the assets of one or more businesses to which the subject matter of the OPTi Patents is related. In connection with any such transfer, VIA shall have the right to assign the license set forth in Section 3 above to a third-party transferee; however, in the event of assignment the patent license set forth in Section 3 above will not extend to products already being made or sold by the transferee as of the date of the transfer or products made or sold by the transferee after the date of transfer. VIA shall provide written notice to OPTi of any such transfer at least thirty (30) days prior to the date of such transfer. Nevertheless, the transferee may under the license granted herein continue to make and sell the same products and derivatives thereof as made and sold by VIA and in similar volumes as at the time of transfer.

5.	Warranties.

a.	Each Party represents and warrants that the Party possesses the right and power to enter into this Agreement and grant the rights granted herein; and,

b.	Each Party represents and warrants that in executing this Agreement, the Party relied solely upon its own judgment, belief, and knowledge, and the advice and recommendations of its own independently selected counsel, concerning the nature, extent, and duration of its rights, claims, and obligations hereunder and regarding all matters that relate in any way to the subject matter hereof.

c.	OPTi represents and warrants that it is the assignee and owner of all rights, titles, and interest in and to the OPTi Patents.

d.

OPTi represents and warrants that, as of the Effective Date, it has not evaluated the Accused VIA Products to determine the likelihood that they infringe any of the claims of United States Patents 5,710,906, 5,813,036, or 6,405,291 (the “Pre-snoop Patents”) and, for that reason, that OPTi has no current basis for believing that any of the Accused VIA Products infringe any claim of any of the Pre-snoop Patents. OPTi

SETTLEMENT AND LICENSE AGREEMENT BY AND BETWEEN OPTI, INC. AND VIA TECHNOLOGIES, INC.	3

makes no representation or warranty as to whether it will conduct such an investigation in the future, what the results of such an investigation might be, or what action OPTi may take as a consequence of such an investigation

6.	Remedies. In addition and without prejudice to any other remedies that may be available to either Party under this Agreement, each Party acknowledges that any breach of its obligations contained in this Agreement would subject the other Party to irreparable harm and that a preliminary injunction would be warranted to protect the other Party from any threatened or continuing breach of such obligations. In the event that a final judgment is entered and affirmed on appeal establishing that each patent claim asserted in the Action as of the Effective Date is invalid or unenforceable, VIA may at its sole discretion terminate the license under Section 3 and any remaining duty to pay under Section 2(a) without affect to the other portions of this Agreement.

7.	Successors and Assigns. This Agreement shall be binding on each Party and its permitted successors and assigns.

8.	Governing Law. The validity and interpretation of this Agreement and the rights and duties of the Parties shall be governed by the laws of the State of Texas, without regard to conflict of laws principles.

9.	Dispute Resolution. Any controversy, claim, or dispute between the Parties arising out of or relating to the terms of this Agreement may be resolved by instituting a proceeding in the United States District Court for the Eastern District of Texas for breach of this Agreement. The Parties agree to submit to the jurisdiction of the Court, agree not to assert as defenses any defenses other than those which relate to their compliance with the terms of this Agreement, or any term hereof.

10.	Assignability. Subject to Section 4 and without limitation to the rights specifically granted therein, this Agreement may not be assigned or transferred by either Party without obtaining prior written approval of the other Party.

11.	Costs. Each Party shall bear its own fees and costs related to the Action and the settlement thereof. In the event of any proceeding seeking resolution of any controversy, claim, or dispute between the Parties arising out of or relating to the terms of this Agreement, the losing Party shall pay the reasonable attorneys’ fees and reasonable costs of the prevailing Party.

12.	Severability. The invalidity or unenforceability of any term of this Agreement shall not affect the validity or enforceability of any other term, the remaining terms being deemed to continue in full force and effect.

SETTLEMENT AND LICENSE AGREEMENT BY AND BETWEEN OPTI, INC. AND VIA TECHNOLOGIES, INC.	4

13.	Waiver and Modification. No waiver or modification of any right under this Agreement shall be effective unless contained in a writing signed by the Party charged with such waiver or modification, and no waiver or modification of any right arising from any breach or failure to perform shall be deemed a waiver or modification of any future breach or failure of any other right arising under this Agreement.

14.	Notices. All notices to be given to a Party under any of the provisions of this Agreement shall be in writing in the English language and shall be deemed to have been duly given if delivered by hand or mailed by registered, certified mail, or overnight mail service, postage prepaid, to the Party at the address given below:

If to OPTi to: OPTi, Inc. ATTN: Chief Executive Officer 3430 W. Bayshore Rd., Suite 103 Palo Alto, CA 94303	If to VIA, to: VIA Technologies, Inc. ATTN: Director of Operations 940 Mission Court Fremont, CA 94539

Notices delivered by mail shall be effective three (3) days after mailing. Such notice will be deemed effective earlier if actually received earlier by the Party. Either Party may change its address for the purposes of notice under this Agreement by giving the other Party written notice of its new address.

15.	Counterparts, Facsimiles. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. Such counterparts together shall constitute one and the same document, and each Party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the Parties shall each deliver original execution copies of this Agreement to one another as soon as practicable following execution.

16.	Entire Agreement, Amendments. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings, promises, and representations made by either Party to the other concerning the subject matter hereof and the terms of this Agreement. There are no other agreements or understandings between the Parties regarding this subject matter, written or oral, express or implied. This Agreement may not be released, discharged, amended, or modified in any manner except by a written instrument signed by duly authorized representatives of each Party.

SETTLEMENT AND LICENSE AGREEMENT BY AND BETWEEN OPTI, INC. AND VIA TECHNOLOGIES, INC.	5

In Witness Whereof, the Parties have caused this Agreement to be executed as of the last date written below (the later date appearing below being the “Effective Date”).

OPTi, Inc		VIA Technologies, Inc.

By:		By:

Name:	Bernard Marren	Name:

Title:	President and CEO	Title:

Date:	October 1, 2009	Date:

SETTLEMENT AND LICENSE AGREEMENT BY AND BETWEEN OPTI, INC. AND VIA TECHNOLOGIES, INC.	6

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF TEXAS

MARSHALL DIVISION

OPTi Inc.,

Plaintiff,

v.

ADVANCED MICRO DEVICES, INC.,

ATMEL CORP., BROADCOM CORP.,

RENESAS TECHNOLOGY AMERICA,

INC., SILICON STORAGE

TECHNOLOGY, INC., STANDARD

MICROSYSTEMS CORP.,

STMICROELECTRONICS, INC. AND

VIA TECHNOLOGIES, INC.

Defendants.

Civil Action No. 2:07-CV-278-TJW JURY TRIAL DEMANDED

JOINT MOTION TO DISMISS WITH PREJUDICE

Plaintiff OPTi, Inc. and Defendant VIA Technologies, Inc. hereby announce to the Court that they have settled their respective claims for relief asserted in this cause. Therefore, the Parties hereby agree to a dismissal with prejudice of all of the claims, counterclaims and affirmative defenses asserted herein between OPTi and VIA and further agree that each party shall each bear its own costs and attorneys’ fees.

The Parties respectfully request that the Court grant their Motion and dismiss with prejudice the claims, counterclaims and affirmative defenses asserted in this cause, and that each party shall bear its own costs and attorneys’ fees.

SO AGREED AND STIPULATED:	Respectfully submitted,

Dated: September , 2009

Sam Baxter
Lead Attorney
MCKOOL SMITH, P.C.
ATTORNEYS FOR DEFENDANT	Texas State Bar No. 01938000
VIA TECHNOLOGIES, INC.	sbaxter@mckoolsmith.com
505 E. Travis, Suite 105
P.O. Box O
Marshall, Texas 75670
Telephone: (903) 927-2111
Telecopier: (903) 927-2622

Gary S. Kitchen
Texas State Bar No. 24033656
gkitchen@mckoolsmith.com
300 Crescent Court, Suite 1500
Dallas, Texas 75201
Telephone: (214) 978-4000
Telecopier: (214) 978-4044

Michael L. Brody
Taras A. Gracey
Ethan McComb
WINSTON & STRAWN, LLP
35 West Wacker Drive
Chicago, Illinois 60601
Telephone: (312) 558-5600

ATTORNEYS FOR PLAINTIFF OPTI, INC.

CERTIFICATE OF SERVICE

The undersigned certifies that a true and correct copy of the foregoing document has been served on all counsel of record who are deemed to have consented to electronic service via the Court’s CM/ECF system:

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF TEXAS

MARSHALL DIVISION

OPTi Inc.,

Plaintiff,

v.

ADVANCED MICRO DEVICES, INC.,

ATMEL CORP., BROADCOM CORP.,

RENESAS TECHNOLOGY AMERICA,

INC., SILICON STORAGE

TECHNOLOGY, INC., STANDARD

MICROSYSTEMS CORP.,

STMICROELECTRONICS, INC. AND

VIA TECHNOLOGIES, INC.

Defendants.

Civil Action No. 2:07-CV-278-TJW JURY TRIAL DEMANDED

ORDER GRANTING JOINT MOTION TO DISMISS WITH PREJUDICE

This matter came before the Court on Plaintiff OPTi, Inc.’s and Defendant VIA Technologies, Inc. Joint Motion to Dismiss With Prejudice. Having considered same, it is hereby, ordered, adjudged, and decreed that all claims, counterclaims and affirmative defenses asserted herein between Plaintiff OPTi Inc. and VIA Technologies, Inc. are dismissed with prejudice, each party to bear its own costs and attorneys’ fees.